EXHIBIT 99.1

Flushing Financial Corporation to Participate in the Sterne Agee 2014 Financial Institutions Investor Conference

LAKE SUCCESS, N.Y., Feb. 10, 2014 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the "Company") (Nasdaq:FFIC), the parent holding company for Flushing Bank (the "Bank"), today announced that David W. Fry, the Company's Senior Executive Vice President and Chief Financial Officer, will be meeting with individual institutional investors at the Sterne Agee 2014 Financial Institutions Investor Conference on February 13 and 14, 2014.

WHO	Flushing Financial Corporation, with $4.7 billion in consolidated assets, is the holding company for Flushing Bank, a New York State-chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, and public entities by offering a full complement of deposit, loan, and cash management services through its 17 banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. The Bank also operates an online banking division, iGObanking.com®, which offers competitively priced deposit products to consumers nationwide.
WHAT	Meetings with individual institutional investors at the Sterne Agee 2014 Financial Institutions Investor Conference.
WHERE/WHEN	February 13 and 14, 2014 in Boca Raton, Florida.
PRESENTATION	The presentation will focus on the Company's performance and its strategic operating objectives. The presentation will be available on the Company's website, www.flushingbank.com, on February 13, 2014, and will remain available through the end of the month.
RECENT NEWS	* January 27, 2014 – Flushing Financial Corporation Reports Results for the Fourth Quarter of 2013.
* December 17, 2013 – Flushing Financial Corporation Adopts Majority Voting Standard.
* November 21, 2013 – Flushing Financial Corporation Declares Quarterly Dividend of $0.13 per Share.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "forecasts", "potential" or "continue" or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company's web site at http://www.flushingbank.com.

CONTACT: David Fry
         Senior Executive Vice President and Chief Financial Officer
         Flushing Financial Corporation
         (718) 961-5400